UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 2, 2018

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	47-1053457 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California 90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On February 2, 2018, the Board of Directors (the "Board") of j2 Global, Inc. (the "Company"), based on the recommendation of the Compensation Committee of the Board, approved an amendment (the "Amendment") to the Company's Amended and Restated 2001 Employee Stock Purchase Plan, to be effective May 1, 2018, such that (i) the purchase price for each offering period shall be 85% of the lesser of the fair market value of a share of common stock of the Company (a "Share") on the beginning or the end of the offering period, rather than 95% of the fair market value of a Share at the end of the offering period, and (ii) each offering period will be six months, rather than three months.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2018, the Board appointed Sarah Fay as a director, effective immediately. Ms. Fay is currently Managing Director at Boston-based Glasswing Ventures and previously served as Chief Executive Officer of Aegis Media North America, and President of Carat US and Isobar US.

Ms. Fay was also appointed to serve on the Compensation Committee and the Corporate Governance and Nominating Committee of the Board.

Ms. Fay will be compensated in accordance with the Company's compensation policies for Board members as described in the Company's Proxy Statement filed with the Securities and Exchange Commission on March 23, 2017, under the section titled "Director Compensation," which is incorporated herein by reference.

There are no transactions or relationships between the Company and Ms. Fay that are reportable under Item 404(a) of Regulation S-K.

Ms. Fay is expected to stand for election to the Board at the Company's 2018 Annual Meeting of Stockholders to be held on May 3, 2018.

Additionally, on February 2, 2018, the Board approved an amendment to the performance-based restricted share award granted on January 1, 2018 to the Company's CEO, Vivek Shah (the "Performance Award"), such that the Performance Award now allows up to eight and one-half years (rather than up to eight years) from the date of grant for the applicable stock price performance thresholds to be met.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to Amended and Restated 2001 Employee Stock Purchase Plan.

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment to Amended and Restated 2001 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: February 8, 2018	By:	/s/ Jeremy Rossen
Jeremy Rossen Vice President and General Counsel